As filed with the Securities and Exchange Commission on November 15, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3812	13-2632319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
Tel: (703) 416-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Lynn III
Chief Executive Officer
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
Tel: (703) 416-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller Oderisio de Vito Piscicelli Mario Schollmeyer Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: (212) 558-4000	Mark A. Dorfman Executive Vice President, General Counsel and Secretary 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 Tel: (703) 416-8000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Leonardo DRS, Inc.
Common Stock
This prospectus relates solely to sales, from time to time, of shares of common stock, par value $0.01 per share, of Leonardo DRS, Inc. The selling stockholder, Leonardo US Holding, LLC, a subsidiary of Leonardo - Società per azioni, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder pursuant to this prospectus.
This prospectus describes some of the general terms that may apply to our common stock. Each time any shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the Nasdaq Stock Market LLC, or the Nasdaq, and the Tel Aviv Stock Exchange, or the TASE, under the symbol “DRS”. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023 and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference herein and therein to read about factors you should consider before buying shares of our common stock.
Neither the SEC nor any state securities commission or non-U.S. authority has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 15, 2023.

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ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references in this prospectus to “Leonardo DRS,” “DRS,” the “company,” “we,” “us,” “our” or similar terms refer to Leonardo DRS, Inc. and its consolidated subsidiaries. “US Holding” means Leonardo US Holding, LLC, our majority stockholder and the selling stockholder, and “Leonardo S.p.A.” means Leonardo - Società per azioni, an Italian società per azioni listed on the Milan Stock Exchange and the ultimate majority stockholder of DRS and ultimate parent of US Holding.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, the selling stockholder may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that the selling stockholder may offer. Each time the selling stockholder sells shares of common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.
The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” or in any applicable prospectus supplement and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement of which this prospectus is a part, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website. Information contained on, or that can be accessed through, the SEC website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on the SEC website to be part of this prospectus.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, nor any sale made using this prospectus, any applicable prospectus supplement or any free writing prospectus, implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the selling stockholder or any of our or its respective affiliates have authorized anyone to provide you with different information and we and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside the United States: neither we nor the selling stockholder nor any of our or its respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of common stock and the distribution of this prospectus outside the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains our reports, proxy and other information regarding us at www.sec.gov. We also maintain a website at https://www.leonardodrs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on our website to be part of this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on March 28, 2023 (the “Annual Report”);
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, which we filed with the SEC on April 19, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we filed with the SEC on May 4, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which we filed with the SEC on August 2, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which we filed with the SEC on November 2, 2023 (collectively, the “Quarterly Reports”);
•our Current Reports on Form 8-K, which we filed with the SEC on February 28, 2023, March 27, 2023, June 7, 2023 and on September 27, 2023; and
•the description of our common stock contained under the heading “Description of Capital Stock” in our registration statement on Form S-4, as amended, which we filed with the SEC on September 9, 2022.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Leonardo DRS, Inc.
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
Attention: Investor Relations
Telephone: (703) 416-8000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference into this prospectus, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all statements other than statements of historical facts contained in or incorporated by reference into this prospectus. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•Disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act;
•Significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly;
•Any failure to comply with the proxy agreement with the U.S. Department of Defense (the “DoD”);
•Our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services;
•Failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate;
•The effect of inflation on our supply chain and/or our labor costs;
•Our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns;
•Failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business;
•Our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry;
•Our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate;
•Our ability to realize the full value of our backlog;
•Our ability to predict future capital needs or to obtain additional financing if we need it;

•Our ability to respond to the rapid technological changes in the markets in which we compete;
•The effect of global and regional economic downturns and rising interest rates;
•Our ability to meet the requirements of being a public company;
•Our ability to maintain an effective system of internal control over financial reporting;
•Our inability to appropriately manage our inventory;
•Our inability to fully realize the value of our total estimated contract value or bookings;
•Our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts;
•Preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor;
•Any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components;
•Any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, or those of our customers, suppliers, vendors, subcontractors, partners, or other third parties, as well as any act of terrorism or other threat to our physical security and personnel;
•Our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property;
•The conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business;
•Our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position;
•The outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved;
•Various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, and those that we are exposed to as a result of our international business, including their impact on our ability to access certain raw materials;
•Geopolitical conflicts, including the war in Israel, have the potential to evolve quickly, creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations, including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence;
•Our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments;
•Our ability to attract and retain technical and other key personnel;
•The occurrence of prolonged work stoppages;
•The unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur;

•Future changes in U.S. tax laws and regulations or interpretations thereof;
•Certain limitations on our ability to use our net operating losses to offset future taxable income;
•Termination of our leases or our inability to renew our leases on acceptable terms;
•Changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof;
•Changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired;
•Adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States;
•Natural disasters or other significant disruptions; or
•Any conflict of interest that may arise because US Holding, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A.); or
•Our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.
You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our Annual Report and in Part II, Item 1A of our Quarterly Reports and in our subsequent filings with the SEC, as incorporated by reference into this prospectus, could cause actual results to differ materially from those projected in any forward-looking statements made by DRS. Readers should read carefully the discussion of these factors to better understand the risks and uncertainties inherent in the business of DRS and underlying any forward-looking statements.

THE COMPANY
We provide advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection and electric power and propulsion technologies and solutions. Our innovative spirit and agility, together with our established market position in these areas have created a foundational and diverse base of programs across the DoD. We believe DRS is well positioned to not only support our customers in today’s mission but to also provide more autonomous, dynamic, interconnected, and multi-domain capabilities to defend against and counter evolving and emerging threats. We view enhancement of capabilities in sensing, computing, self-protection and power as necessary to enable the strategic priorities of the DoD and our other customers.
We benefit from an over 50-year legacy in providing innovative and differentiated products and solutions for defense applications. From our earliest offerings to today’s best-in-class products offering including naval propulsion, electro-optical sensors, electronic warfare systems and other mission critical technologies, we have continually developed advanced technologies enabling solutions to address complex national security challenges. We continue to target our investments toward high growth areas of the U.S. defense budget. Our diverse technologies, systems and solutions are used across land, air, sea, space and cyber domains on a wide range of platforms for the DoD and the defense agencies of our international allies. Across the spectrum of multi-domain operations, we believe our core capabilities will help the U.S. and its allies maintain a strategic advantage over their adversaries.
As of the date of this prospectus, Leonardo S.p.A., an Italian company listed on the Milan Stock Exchange, directly and indirectly owns the entire share capital of US Holding which, in turn, owns approximately 80.2% of our outstanding common stock. As a U.S. defense contractor with high level personnel and facility security clearances, DRS, US Holding and Leonardo S.p.A. have entered into a proxy agreement and a commitment letter with the DoD to mitigate against the potential for undue foreign ownership control and influence on the performance of classified programs by implementing various limitations on US Holding’s and Leonardo S.p.A.’s rights as the direct foreign majority stockholders of DRS. Specifically, pursuant to the Amended and Restated Proxy Agreement by and among DRS, the individual proxy holders that are signatories thereto, US Holding, Leonardo S.p.A. and the DoD (the “Proxy Agreement”) and the Commitment Letter by and among DRS, US Holding, Leonardo S.p.A. and the Defense Counterintelligence and Security Agency (the “DCSA”) (the “Commitment Letter”), US Holding has authorized certain cleared U.S. persons to operate as its proxies and exercise the key prerogatives of stock ownership.
We are a Delaware corporation, headquartered in Arlington, Virginia. Our principal executive offices are located at 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, and our telephone number at that location is +1-703-416-8000. We maintain a website at www.leonardodrs.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS
Investing in our common stock involves risk. You should consider the specific risks described in in Part I, Item 1A of our Annual Report, the risk factors described in our Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All shares of our common stock offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws, the Commitment Letter and the Proxy Agreement (as described below), in each case as further amended, restated, supplemented or modified from time to time. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part or the documents incorporated by reference herein, and applicable law.
General
Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of November 1, 2023, there were 262,370,008 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of common stock are entitled:
•to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;
•to receive, on a pro rata basis, dividends and distributions, if any, that our board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and
•upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.
The holders of our common stock have no preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.
Preferred Stock
Under our amended and restated certificate of incorporation, our board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Because the board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of DRS would be beneficial to the interests of our stockholders.
Authorized but Unissued Capital Stock
The Delaware General Corporation Law (“DGCL”) does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the Nasdaq, which would apply so long as the common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. In addition, under the Cooperation Agreement dated as of November 28, 2022 by and among Leonardo DRS, Inc., Leonardo S.p.A. and Leonardo US Holding, LLC, the creation or issuance of any class or series of our capital stock (including designation of any preferred stock) or acquisition of any capital stock (including stock buy-backs, redemptions or other reductions of capital), or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities by us or any of our subsidiaries requires US Holding’s consent, subject to certain exceptions.
Registration Rights
On November 28, 2022, we entered into a registration rights agreement with Leonardo S.p.A. and US Holding (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, provides Leonardo S.p.A. and its affiliates with customary demand, shelf and piggy-back registration rights to facilitate a public offering from time to time of our common stock held by US Holding.
Annual Stockholders Meeting
Our amended and restated bylaws provide that annual stockholders meetings may be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Voting
The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision controls. Stockholders do not have the right to cumulate their votes for the election of directors.
Commitment Letter and Proxy Agreement
We have entered into the Proxy Agreement with the individual proxy holders that are signatories thereto, US Holding, Leonardo S.p.A. and the DoD and the Commitment Letter with US Holding, Leonardo S.p.A. and the DCSA. The Commitment Letter provides the parties’ commitment to comply with the requirements as set forth in the Proxy Agreement. The Commitment Letter allows DRS to operate as if the Proxy Agreement is already in effect.
The Commitment Letter requires the appointment of five proxy holders, who must be independent from prior affiliation with Leonardo S.p.A. and its subsidiaries (including US Holding and us) and maintain adequate security clearance, to vote the shares of our common stock owned directly or indirectly by Leonardo S.p.A. Proxy holders are appointed by US Holding after consultation with Leonardo S.p.A. and approval by DCSA and serve for staggered three-year terms. The proxy holders may vote for or consent to certain specified matters only with the express written approval of US Holding and may vote for or consent to all other matters in their sole and absolute discretion. In particular, the proxy holders, in their capacity as directors, may only vote to declare or suspend dividends after prior consultation with US Holding so long as the Proxy Agreement with the DoD is in effect. The Commitment Letter contains a number of other provisions which are intended to restrict the ability of Leonardo S.p.A. to control our operations. See “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report incorporated by reference into this prospectus.
Board Designation Rights
Pursuant to the Commitment Letter, Leonardo S.p.A., US Holding, DCSA and the proxy holders have specified board designation and/or approval and other rights. The Commitment Letter requires that our board include the five proxy holders appointed by US Holding after consultation with Leonardo S.p.A. and approval by DCSA. The Commitment Letter also requires our board to include four additional directors consisting of our chief executive officer and three additional candidates proposed by US Holding in reasonable consultation with the nominating and corporate governance committee, subject to approval of DCSA in certain circumstances.

Removal of Directors
Our amended and restated bylaws provide that, for so long as the Proxy Agreement is in effect, directors may be removed pursuant to the terms set forth in the Proxy Agreement. During their terms, proxy holders may only be removed (i) for acts in violation of the Proxy Agreement upon petition by US Holding to DCSA which may be granted or denied by DCSA in its sole discretion or (ii) for gross negligence or willful misconduct. The proxy holders may remove any non-proxy holder director from our board by majority vote and after consultation with US Holding.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
The provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board, which could result in an improvement of their terms.
Authorized but Unissued Shares of Common Stock
Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While our authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board in opposing a hostile takeover bid.
Authorized but Unissued Shares of Preferred Stock
Under our amended and restated certificate of incorporation, our board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Special Meetings of Stockholders
Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the chairman of our board or chief executive officer or by a resolution adopted by a majority of our board. Special meetings may also be called by our corporate secretary at the request of the holders of at least a majority of the outstanding shares of our common stock until the later of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results. Thereafter, stockholders will not be permitted to call a special meeting of stockholders.
Stockholders Advance Notice Procedure
Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.
No Stockholders Action by Written Consent
Our amended and restated certificate of incorporation provides that stockholders action may be taken only at an annual meeting or special meeting of stockholders, provided that, until the later of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, stockholders action may be taken by written consent in lieu of a meeting.
Amendments to Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated certificate of incorporation may be amended by both the affirmative vote of a majority of our board and the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided that, following the earlier of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders, including, but not limited to, the provisions governing:
•liability and indemnification of directors;
•corporate opportunities;
•elimination of stockholders action by written consent;
•prohibition on the rights of stockholders to call a special meeting; and
•required approval of the holders of at least 66 2⁄3% of the outstanding shares of our common stock to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation.
In addition, our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board, or by the affirmative vote of the holders of (x) until the earlier of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, at least a majority and (y) thereafter, at least 66 2⁄3%, of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.
Delaware Anti-Takeover Law
In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by the corporation or a subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Our certificate of incorporation generally excepts Leonardo S.p.A. and its affiliates, including US Holding, and their direct and indirect transferees of our stock and any affiliate of any such transferee, from the definition of interested stockholder for purposes of Section 203 of the DGCL until the occurrence of a transaction in which Leonardo S.p.A. or its affiliates, including US Holding, cease to collectively, as applicable, beneficially own at least 15% of the voting power of our outstanding voting stock.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions relating to the liability of directors and officers. These provisions provide that a director or officer shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of DRS. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to Leonardo S.p.A. or any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us and our subsidiaries), with the exception of the proxy holders, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither Leonardo S.p.A. nor any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries, with the exception of the proxy holders, will be liable to us or any of our subsidiaries for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries. To the fullest extent permitted by law, by becoming a stockholder in our company, stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The foregoing provision does not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, unless we select or consent to the selection of an alternative forum, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.
Market Listing
Our common stock is listed on the Nasdaq and the TASE under the symbol “DRS”. As previously announced, we are taking steps to voluntarily delist our common stock from trading on the TASE. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023 and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDER
Information regarding the beneficial ownership of our common stock by the selling stockholder, the number of shares being offered by the selling stockholder and the number of shares beneficially owned by the selling stockholder after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference herein. Unless otherwise disclosed in any prospectus supplement or free writing prospectus, the selling stockholder intends to use the net proceeds from the sale of our shares to increase Leonardo S.p.A.’s financial flexibility to finance future accretive investments and acquisitions.
For information regarding certain material relationships between the selling stockholder and DRS, see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
The selling stockholder may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In addition, the manner in which the selling stockholder may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholder to close out its short positions;
•sell securities short and redeliver such shares to close out the short positions;
•enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
The securities covered by this prospectus may be sold:
•on a national securities exchange, including Nasdaq;
•in the over-the-counter market; or
•in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholder from the sale;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholder and any of the underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
The selling stockholder and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholder, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
The selling stockholder are not restricted as to the price or prices at which the shares of common stock may be sold. Sales of such shares of common stock may have an adverse effect on the market price of the shares of common stock.
Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the shares of common stock.
We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered shares of common stock for their own account. The underwriters may resell the shares of common stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholder may offer the shares of common stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of shares of common stock, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions contained in an underwriting agreement that the selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of common stock offered if any of the shares of common stock are purchased, unless otherwise specified in connection with any particular offering of shares of common stock. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
The selling stockholder may designate agents to sell the shares of common stock. Unless otherwise specified in connection with any particular offering of shares of common stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholder may also sell the shares of common stock.
Dealers
The selling stockholder may sell the offered securities to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder, at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.
Direct Sales
The selling stockholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
The Company and the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act and to contribute with respect to payments which they may be required to make.
Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
In connection with any offering of common stock, the underwriters, if any, may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the shares of common stock.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares of common stock to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

VALIDITY OF COMMON STOCK
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
Unless specified otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP provides legal services from time to time to Leonardo S.p.A. and its affiliates.

EXPERTS
The consolidated financial statements of Leonardo DRS, Inc., appearing in Leonardo DRS, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Leonardo DRS, Inc. as of December 31, 2021, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Leonardo DRS, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in the successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement of which this prospectus forms a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$ *
FINRA Filing Fee	**
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing Expenses	**
Transfer Agent, Registrar and Trustee Fees	**
Stock Exchange Listing Fee	**
Miscellaneous Expenses	**
Total	$ **
__________________
*Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**Since an indeterminate amount of securities is covered by this registration statement (the “Registration Statement”), the expenses in connection with the issuance and distribution of the securities are not currently determinable.
Item 15. Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. This provision, however, may not eliminate or limit a director’s or officer’s liability (1) for breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) for an officer in any action by or in the right of the corporation.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Our amended and restated certificate of incorporation contains provisions relating to the liability of directors and officers. These provisions provide that a director or officer shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of DRS. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.
We have entered into indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.
We have obtained directors’ and officers’ liability insurance that insures against certain liabilities that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur. Any underwriting agreement that the Registrant may enter into in connection with the sale of any shares of common stock registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.
Item 16. Exhibits.
The Exhibits to this Registration Statement are listed in the Exhibits Index on the last page and are incorporated by reference herein.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   (A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc., as in effect (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K filed on November 28, 2022)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed on June 7, 2023)
4.3	Amended and Restated Bylaws of Leonardo DRS, Inc., as in effect (incorporated by reference to Exhibit 3.2 of the Company’s Report on Form 8-K filed on November 28, 2022)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on February 26, 2021)
4.5
Form of Amended and Restated Proxy Agreement by and among Leonardo DRS, Inc., the individual Proxy Holders signatories thereto, Leonardo US Holding, LLC, Leonardo - Società per azioni and the U.S. Department of Defense (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on March 9, 2021)

4.6
Commitment Letter re Leonardo DRS, Inc. Commitment to Mitigate Foreign Ownership, Control or Influence, dated as of February 26, 2021, by and among Leonardo DRS, Inc., Leonardo US Holding, LLC, Leonardo - Società per azioni and the U.S. Department of Defense (incorporated by reference to Exhibit 10.3 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on March 9, 2021)

4.7
Registration Rights Agreement, dated as of November 28, 2022, by and among Leonardo DRS, Inc., Leonardo S.P.A. and Leonardo US Holdings, LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed on November 28, 2022)

4.8
Cooperation Agreement, dated as of November 28, 2022, by and among Leonardo DRS, Inc., Leonardo S.P.A. and Leonardo US Holdings, LLC. (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed on November 28, 2022)

5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of KPMG LLP, independent registered public accounting firm.
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
107	Calculation of Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on the 15th day of November, 2023.

LEONARDO DRS, INC.

By:	/s/ William J. Lynn III
Name: William J. Lynn III
Title: Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Dippold and Mark A. Dorfman, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Lynn III	Director, Chief Executive Officer (Principal Executive Officer)	November 15, 2023
William J. Lynn III

/s/ Michael D. Dippold	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 15, 2023
Michael D. Dippold

/s/ Pamela J. Morrow	Senior Vice President and Controller (Principal Accounting Officer)	November 15, 2023
Pamela J. Morrow

/s/ Gail Baker	Director	November 15, 2023
Gail Baker

/s/ Louis R. Brothers	Director	November 15, 2023
Louis R. Brothers

/s/ David W. Carey	Director	November 15, 2023
David W. Carey

/s/ General George W. Casey, Jr. (Ret.)	Director	November 15, 2023
General George W. Casey, Jr. (Ret.)

/s/ Mary E. Gallagher	Director	November 15, 2023
Mary E. Gallagher

/s/ Kenneth J. Krieg	Director	November 15, 2023
Kenneth J. Krieg

/s/ Eric C. Salzman	Director	November 15, 2023
Eric C. Salzman

/s/ Frances F. Townsend	Director	November 15, 2023
Frances F. Townsend